                                  EXIHIBIT 11.1

                      NEWMARK HOMES CORP. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



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
                                                                            PERIOD       PERIOD
                                                                        FROM DECEMBER  FROM JANUARY       YEAR           YEAR
                                                                         16, 1999 TO    1, 1999 TO        ENDED          ENDED
                                                                         DECEMBER 31,   DECEMBER 15,   DECEMBER 31,   DECEMBER 31,
                                                                             1999           1999           1998           1997
                                                                         ------------   ------------   ------------   ------------
PRIMARY EARNINGS:
Net income ...........................................................   $      2,648   $     14,737   $     12,795   $      6,655
Effect of dilutive securities - 1998 Tandem Stock Option Plan ........              0              0              0              0
                                                                         ------------   ------------   ------------   ------------
Net income applicable to common stock ................................   $      2,648   $     14,737   $     12,795   $      6,655
                                                                         ============   ============   ============   ============
Shares:
Weighted average number of common shares outstanding .................     11,500,000     11,500,000     11,035,342      9,200,000
Effect of dilutive securities - 1998 Tandem Stock Option Plan ........              0              0              0              0
                                                                         ------------   ------------   ------------   ------------
Weighted average number of common share outstanding as adjusted ......     11,500,000     11,500,000     11,035,342      9,200,000
                                                                         ============   ============   ============   ============
Primary earnings per common share:
Net Income ...........................................................   $       0.23   $       1.28   $       1.16   $       0.72
                                                                         ============   ============   ============   ============
FULLY DILUTED EARNINGS:
Net Income ...........................................................   $      2,648   $     14,737   $     12,795   $      6,655
Effect of dilutive securities - 1998 Tandem Stock Option Plan ........              0              0              0              0
                                                                         ------------   ------------   ------------   ------------
Net income applicable to common stock ................................   $      2,648   $     14,737   $     12,795   $      6,655
                                                                         ============   ============   ============   ============
Shares
Weighted average number of common shares outstanding .................     11,500,000     11,500,000     11,035,342      9,200,000
Effect of dilutive securities - 1998 Tandem Stock Option Plan ........              0              0              0              0
                                                                         ------------   ------------   ------------   ------------
Weighted average number of common share outstanding as adjusted ......     11,500,000     11,500,000     11,035,342      9,200,000
                                                                         ============   ============   ============   ============
Fully diluted earnings per common share:
Net income ...........................................................   $       0.23   $       1.28   $       1.16   $       0.72
                                                                         ============   ============   ============   ============
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